UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 10, 2021

GUGGENHEIM CREDIT INCOME FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	814-01117	47-2039472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 Madison Avenue
New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 739-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Trustees or Certain Officers; Election of Trustees; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 10, 2021, Guggenheim Credit Income Fund (the "Company") announced that Kevin Gundersen tendered his resignation as a trustee of the Company. Kevin Gundersen will continue to hold various positions at Guggenheim.

On September 10, 2021, the Company announced that Kevin Robinson tendered his resignation as Senior Vice President of the Company and Cielo Ordonez tendered her resignation as Chief Financial Officer and Treasurer of the Company, each to pursue other opportunities.

Messrs. Gundersen and Robinson, and Ms. Ordonez’s decisions to resign are not the result of any disagreement with the Company, its advisor or their affiliates regarding their operations, policies, practices or otherwise.

On September 10, 2021, the Board of Trustees appointed Michael Guss as Chief Financial Officer and Treasurer of the Company effective as of September 10, 2021. Mr. Guss, age 34, serves as Managing Director and Head of Alternative Investment Accounting at Guggenheim Partners and has been with Guggenheim Partners since 2013.

Mr. Guss is responsible for overseeing the preparation of financial statements, financial reports, special analysis, and information reports on a monthly, quarterly and annual basis both for internal and external constituents. He manages the alternative investments accounting team and coordinates the annual fund audits. Prior to joining Guggenheim, Mr. Guss was at Ernst & Young LLP where he worked in the asset management audit practice. Mr. Guss received his BS in Accounting and Finance from New York University.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUGGENHEIM CREDIT INCOME FUND

Date:	September 14, 2021	By:	/s/ Amy J. Lee
AMY J. LEE
Chief Legal Officer and Secretary